Exhibit 10.4

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into effective as of February 2, 2017 (the “Effective Date”), by and between Imation Corp. (“Company”) and Danny Zheng (“Executive” and together with Company, each a “Party” and collectively, the “Parties”).

WHEREAS, Company and Executive entered into that certain Employment Agreement, dated as of April 26, 2016 (the “Original Agreement”);

WHEREAS, capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement; and

WHEREAS, the Parties desire to amend the Original Agreement subject to the terms and conditions of, and as more particularly described in, this Amendment.

NOW, THEREFORE, in receipt of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, each Party, intending to be legally bound, agrees as follows:

1.	Increase in Base Salary. Effective April 1, 2017, Section 3 of the Original Agreement shall be amended and restated in its entirety as follows:

“3. Base Salary. As compensation for services rendered to the Company during the term of Executive’s employment hereunder, the Company shall initially pay Executive a base salary at the annual rate of $315,000. Executive shall be entitled to such increases in Executive’s base salary, if any, as may be determined from time to time in the sole discretion of the Board of Directors of the Company (the “Board”). Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.” The Base Salary shall be payable in accordance with the Company’s standard payroll schedule and procedures including applicable withholdings or deductions. The Base Salary will be subject to adjustment pursuant to the Company’s executive compensation policies in effect from time to time or as otherwise determined by the Board.”

2.	Increase in Target Bonus Percentages. Effective with respect to Annual Bonus payments in respect of work performed during fiscal year 2017 and subsequent fiscal years during the term of the Agreement, Section 4(a) of the Original Agreement shall be amended and restated in its entirety as follows:

“(a) Executive shall be eligible for an annual performance-based bonus (the “Annual Bonus”) with a target of 50% of his Base Salary. Executive’s Annual Bonus shall be based on achievement of the following objectives, as determined by the Company:”

3.	Equity Grant. Company agrees to grant to Executive an equity grant of not less than 450,000 shares (adjusted for any stock splits after the Effective Date). The terms and conditions of such equity grant shall be specified by the Compensation Committee of the Company’s Board of Directors at its next regular meeting and no later than March 15, 2017.

4.	Acknowledgement of Interim CEO Position. Company and Executive agree and acknowledge that: (i) as of the Effective Date, Executive will be appointed to serve as Interim Chief Executive Officer of the Company (the “Interim Appointment”); (ii) such Interim Appointment is intended to be temporary during the pendency of an ongoing search by the Company for a Chief Executive Officer with substantial experience in the asset management industry; and (iii) the compensation arrangements set forth in Sections 1, 2 and 3 of this Amendment (1) are in no linked to or contingent upon the Interim Appointment and (2) shall survive after the period of time during which the Interim Appointment is no longer in effect.

Amendment No. 1 to Employment Agreement	Page 1 of 2

5.	Full Force and Effect. Except as expressly amended hereby, the Original Agreement remains in full force and effect.

6.	Execution. This Agreement may be executed by electronic transmission (i.e., PDF or facsimile) and in in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

Amendment No. 1 to Employment Agreement	Page 2 of 2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date written above.

COMPANY:

IMATION CORP.

By:	/s/ Joseph A. De Perio
Name:	Joseph A. De Perio
Title:	Non-Executive Chairman

EXECUTIVE:

/s/ Danny Zheng
Danny Zheng

Signature Page to Amendment No. 1 to Employment Agreement